UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 14, 2015 (December 8, 2015)

EZTD INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51255	98-0374121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Yehezkel Koifman Street, Tel-Aviv

68012, Israel

(Address of Principal Executive Offices)

+972-73-705-8000

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 8, 2015, EZTD Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Raffaele Mincione (the “Purchaser”) providing for the issuance and sale by the Company to the Purchaser, in a private placement, of an aggregate of 6,400,000 shares of the Company’s common stock (collectively, the “Shares”) at a price of $0.25 per share, corresponding to an aggregate purchase price of $1,600,000, which was received by the Company on December 10, 2015.

The description of the above-referenced transaction does not purport to be complete and is qualified in its entirety by Exhibit 10.1 this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety.

The issuance and sale of the Shares under the Securities Purchase Agreement was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and these Shares may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The private placement of the securities was made in reliance on the exemption from registration provided by Regulation S under the Securities Act. The Purchaser represented to the Company that he was receiving the Securities for investment for his own account and without a view to distribute them.

This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy any of the Shares.

Item 9.01	Financial Statements and Exhibits.

(b) Exhibits

10.1	Securities Purchase Agreement between EZTD Inc. and Raffaele Mincione, dated December 8, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2015	EZTD INC.

	By:	/s/ Shimon Citron
	Name: Title:	Shimon Citron Chief Executive Officer

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